EXHIBIT 99.3


                                     AGREEMENT TO JOINTLY FILE SCHEDULE 13D


         Each of the undersigned parties hereby agree, effective March 6, 1998, to cause to be jointly filed on their behalf a Schedule 13D with the Securities and Exchange Commission, the Nasdaq Small Cap Market, and Centura Software Corporation ("Centura") in connection with the acquisition by Newport Acquisition Company No. 2 LLC of 11,415,094 shares of Centura common stock on February 27, 1998.

         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first referenced above.

                                NEWPORT ACQUISITION COMPANY NO. 2 LLC

                                By:      Crossroads Capital Partners,
                                         LLC, as Managing Member



                                By           /s/Dennis I. Simon
                                   --------------------------------------------
                                                Dennis I. Simon
                                                Managing Member



                                CROSSROADS CAPITAL PARTNERS, LLC



                                By           /s/Dennis I. Simon
                                   --------------------------------------------
                                                Dennis I. Simon
                                                Managing Member




                                RUBIN PACHULSKI DEW PROPERTIES, LLC



                                By               /s/Scott Dew
                                   --------------------------------------------
                                                    Scott Dew
                                                 Managing Member